EXHIBIT 5.2 & 23.3

                               STIKEMAN, ELLIOTT
                            BARRISTERS & SOLLICITORS
                                   40TH FLOOR
                          1155 RENE-LEVESQUE BOUL. W.
                          MONTREAL, QC, CANADA H3B 3V2

Foley & Lardner
777 East Wisconsin Avenue                                      February 10, 2000
Milwaukee, Wisconsin 53202
USA

                   Re:      Nymox Pharmaceutical Corporation
                   -----------------------------------------

Dear Sirs:

         We have acted as Canadian counsel to Nymox Pharmaceutical Corporation, a Canadian corporation ("NYMOX"), in connection with (i) the Common Stock Purchase Agreement dated as of November 1, 1999 (the "PURCHASE AGREEMENT") by and between Nymox and Jaspas Investments Limited ("JASPAS") pursuant to which Jaspas (a) has committed to purchase common shares of Nymox (the "SHARES"), over a period of time, upon periodic requests of Nymox, and (b) has been granted a warrant (the "WARRANT") to purchase up to 200,000 common shares (the "WARRANT SHARES") of Nymox (collectively, the "TRANSACTION"), and (ii) the preparation of a registration statement on Form F-1 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), registering the resale of the Shares and the Warrant Shares to be issued to Jaspas in the Transaction.

         For the purposes of rendering this opinion, we have reviewed the following agreements and instruments: (a) the Purchase Agreement; (b) the Warrant; (c) the Registration Rights Agreement between Jaspas and Nymox, dated as of November 1, 1999 (the "REGISTRATION RIGHTS AGREEMENT"); and (d) the Escrow Agreement between Jaspas, Nymox and Epstein Becker & Green, P.C., dated as of November 1, 1999 (the "ESCROW AGREEMENT") (the Purchase Agreement, the Warrant, the Registration Rights Agreement and the Escrow Agreement are referred to collectively herein as the "TRANSACTION DOCUMENTS"). We have not participated in the preparation of the Transaction Documents, nor of any other document or agreement related thereto.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Transaction Documents, the certificate and articles of incorporation of Nymox, the by-laws of Nymox, resolutions of the directors of Nymox relating to the Transaction Documents and related documents and such public and corporate records, certificates, instruments and other documents and papers, and have made such examinations and investigations of law as we have considered necessary or desirable as a basis for the opinions hereinafter expressed.

         For the purposes of the opinion as to the existence of the Purchaser set forth in paragraph 1 hereunder, we have relied exclusively upon a Certificate of Compliance dated February 8, 2000 provided pursuant to subsection 263(2) of the Canada Business Corporations Act (the "CBCA"), a copy of which certificate is attached hereto as Schedule "A". For the purposes of certain questions of fact material to our opinion, and without any independent investigation or inquiry, we have relied upon a certificate of an officer of Nymox as at the date hereof, an original copy of which is attached hereto as Schedule "B" (the "OFFICER'S CERTIFICATE").

         In our examination of such documents, we have assumed:

         the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us, and the conformity to authentic original documents of all documents submitted to us as certified, photostat or similarly reproduced copies of such original documents;

         the completeness, truth and accuracy of all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials;

         the completeness, truth and accuracy of all facts set forth in the certificates supplied by the respective officers and directors of Nymox including, without limitation, the Officer's Certificate;

         that each of the parties or signatories to any of the Transaction Documents, other than Nymox, has the necessary power, capacity and authority to execute, deliver and perform each such Transaction Document, has taken all necessary actions to authorize the execution, delivery and performance by it of each such Transaction Document and has duly executed and delivered each such Transaction Document and that each such Transaction Document constitutes legal, valid and binding obligations of such parties enforceable against them in accordance with its terms.

         Our opinions expressed herein are limited to matters governed by the laws of the Province of Quebec and the laws of Canada applicable therein. We do not express any opinion with respect to the laws of any other jurisdiction.

          Based and relying upon the foregoing, and subject to the qualification set forth below, we are of the opinion that:

1. Nymox is a corporation incorporated and validly existing under the CBCA and has all necessary corporate power and authority to enter into the Transaction Documents and to perform its obligations thereunder;

2. The execution and delivery of and performance by Nymox of the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance of the Shares and the Warrant Shares, have been authorized by all necessary corporate action on the part of Nymox, and no further consent or authorization of Nymox or its Board of Directors or shareholders is required.

3. Each of the Transaction Documents has been duly executed and, to the extent delivery thereof is a matter of the laws of Quebec, delivered by Nymox.

4. The Shares and Warrant Shares to be issued pursuant to the Purchase Agreement or the Warrant, when the amounts payable under the Purchase Agreement or the Warrant, as the case may be, is paid and such Shares or Warrant Shares, as the case may be, are issued as provided therein, will be validly issued by Nymox and will be outstanding as fully paid and non-assessable common share in the share capital of Nymox.

5. All necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits, exemptions, consents, orders and authorizations of the Quebec Securities Commission required under the securities laws of Quebec have been obtained in order to qualify the Shares and the Warrant Shares for issuance to Jaspas.

         The opinions set forth above are qualified as follows: (a) the Quebec Securities Commission has the authority under the Securities Act (Quebec) to deny the benefit of an exemption otherwise provided in that Act where it considers it necessary to do so to protect investors; and (b) the report required to be filed with the Quebec Securities Commission with respect to the Purchase Agreement was filed beyond the ten-day period of time within which such report was required to be filed, and we express no opinion as to the effect of such delay on the availability of the statutory exemption relied upon.

         This opinion is solely for the benefit of the addressee and not for the benefit of any other person. It is rendered solely in connection with the transactions to which it relates. It may not be quoted, in whole or in part, or otherwise referred to or used for any purpose without our prior written consent. The addressee may annex this opinion to its own opinion to be delivered in connection with the completion of the arrangements contemplated in the Purchase Agreement.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm name under the caption "Certain Legal Matters" in the prospectus included as part of the Registration Statement.

                                               Yours truly,

                                               /s/ Stikeman Elliott
                                               --------------------
                                                   Stikeman Elliott

================================================================================

                        NYMOX PHARMACEUTICAL CORPORATION

                             OFFICER'S CERTIFICATE

================================================================================


TO:      Stikeman, Elliott

         The undersigned, Roy Wolvin, secretary of Nymox Pharmaceutical Corporation (the "CORPORATION"), hereby certifies as follows, intending that the same may be relied upon by you in connection with your opinion of even date herewith without further inquiry:

1. The minute books and corporate records of the Corporation relating to the proceedings of the shareholders and directors of the Corporation, which have been made available to Stikeman, Elliott, are the original minute books and corporate records of the Corporation and contain all minutes of meetings, resolutions, by-laws and proceedings of the shareholders and directors of the Corporation to the date hereof and there have been no meetings, resolutions, by-laws or proceedings authorized or passed by the shareholders or directors of the Corporation to the date hereof not reflected in such minute books and corporate records. Such minute books and corporate records are true, complete and correct in all respects and there are no changes, additions or alterations necessary to be made thereto to make such books and corporate records true, complete and correct.

The Corporation is not insolvent and has not been dissolved and no acts or proceedings have been taken by or against the Corporation or are pending in connection with, and the Corporation has not received notice in respect of and is not in the course of or contemplating, any liquidation, winding-up, dissolution, bankruptcy, insolvency or reorganization.

The Corporation has not taken any steps to terminate its existence, amalgamate, to continue in any other jurisdiction or to change its corporate existence in any way. The Corporation has not received any notice of any proceedings to cancel its certificate of incorporation or otherwise to terminate its existence. The Corporation has not received any notice or other communication from any person or governmental authority indicating that there exists any situation which, unless remedied, could result in the termination of its existence.

IN WITNESS WHEREOF, I have signed this 10th day of February, 2000.

                                    /s/ Roy Wolvin
                                    --------------------------------------------
                                    Roy Wolvin